Exhibit 23.01

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement on Form S-8 No. 333-54460 (relating to the Xcel Energy Executive Annual Incentive Award Plan); Registration Statement on Form S-8 No. 333-51786 (relating to the Xcel Energy Executive Long-Term Incentive Award Stock Plan); Registration Statements on Form S-3 No. 333-00415 and No. 333-91497 (relating to the Northern States Power Company Dividend Reinvestment and Stock Purchase Plan); Registration Statement on Form S-8 No. 2-61264 (relating to the Northern States Power Company Employee Stock Ownership Plan); Registration Statements on Form S-8 No. 33-38700 and No. 333-91495 (relating to the Northern States Power Company Executive Long-Term Incentive Award Stock Plan); Registration Statement on Form S-8 No. 333-48610 (relating to New Century Energies, Inc. Omnibus Incentive Plan; Public Service Company of Colorado Omnibus Incentive Plan; Southwestern Public Service Company 1989 Stock Incentive Plan; Southwestern Public Service Company Employee Investment Plan; and Southwestern Public Service Company Directors’ Deferred Compensation Plan); Registration Statement on Form S-8 No. 333-48604 (relating to New Century Energies, Inc. Employee Investment Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees; New Century Energies, Inc. Employees’ Savings and Stock Ownership Plan For Bargaining Unit Employees and Former Non-Bargaining Unit Employees; and New Century Energies, Inc. Employees’ Savings and Stock Ownership Plan For Non-Bargaining Unit Employees); Registration Statement on Form S-8 No. 333-48590 (relating to the Xcel Energy Omnibus Incentive Plan); Registration Statement on Form S-3 No. 333-46842 (relating to the Xcel Energy $1,000,000,000 Principal Amount of Debt Securities); Registration Statements on Form S-3 No. 333-36270 and 333-74996 (relating to the Xcel Energy Direct Purchase Plan); Registration Statement on Form S-3 No. 333-35482 (relating to the acquisition of Natrogas, Inc.); Post-Effective Amendment No. A-1 on Form S-8 to Registration Statement on Form S-4 No. 333-84264 (relating to the NRG Energy, Inc. Tender Offer); Post-Effective Amendment No. B-1 on Forms S-3 to Registration Statement on Form S-4 No. 333-84264 (relating to the NRG Energy, Inc. Tender Offer); and Registration Statement on Form S-3 No. 333-082352 (relating to Xcel Energy Inc.’s $1,000,000,000 Debt Securities, Common Stock, and Rights to Purchase Common Stock); of our report dated March 28, 2003 (which expresses an unqualified opinion based on our audit and the report of other auditors and includes emphasis of a matter paragraphs relating to the adoption of Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities on January 1, 2001, the adoption of SFAS No. 142, Goodwill and Other Intangible Assets and SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, on January 1, 2002 and implications to Xcel Energy Inc. related to credit and liquidity constraints, various defaults under credit arrangements and a likely Chapter 11 bankruptcy protection filing at NRG Energy, Inc.) appearing in this Annual Report on Form 10-K of Xcel Energy Inc. for the year ended December 31, 2002.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
March 28, 2003